UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 11, 2026

TALPHERA, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-35068	41-2193603
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1850 Gateway Drive, Suite 175 San Mateo, California	94404
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (650) 216-3500

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value	TLPH	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.01	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On March 11, 2026, Talphera, Inc., (the “Company”) received a written notice (the “Notice”) from the Listing Qualifications Staff of the Nasdaq Stock Market (“Nasdaq”) notifying the Company that it is not in compliance with the minimum bid price requirement set forth in Nasdaq Listing Rule 5550(a)(2) for continued listing on The Nasdaq Capital Market. Nasdaq Listing Rule 5550(a)(2) requires listed securities to maintain a minimum bid price of $1.00 per share, and Listing Rule 5810(c)(3)(A) provides that a failure to meet the minimum bid price requirement exists if the deficiency continues for a period of 30 consecutive business days.

The Notice does not impact the listing of the Company’s common stock on The Nasdaq Capital Market at this time. In accordance with Nasdaq Listing Rule 5810(c)(3)(A), the Company has 180 calendar days to regain compliance with the minimum bid price requirement. To regain compliance, the closing bid price of the Company’s common stock must be at least $1.00 per share for a minimum of ten consecutive business days before September 7, 2026. In the event that the Company does not regain compliance within this 180-day period, the Company may be eligible to seek an additional compliance period of 180 calendar days if it meets the continued listing requirement for market value of publicly held shares and all other initial listing standards for The Nasdaq Capital Market, with the exception of the minimum bid price requirement, and provides written notice to Nasdaq of its intent to cure the deficiency during this second compliance period by effecting a reverse stock split if necessary. However, if it appears to the Nasdaq staff that the Company will not be able to cure the deficiency, or if the Company is otherwise not eligible, Nasdaq will provide notice to the Company that its common stock will be subject to delisting.

The Company intends to actively monitor the closing bid price of its common stock and will evaluate available options to regain compliance with the minimum bid price requirement.

The Company, by filing this Form 8-K, discloses its receipt of the Notice from Nasdaq in accordance with Listing Rule 5810(b).

Forward-Looking Statements

Certain of the statements made in this report are forward-looking, such as those, among others, relating to the Company’s ability to regain compliance with the Minimum Bid Price and the Company’s intentions to actively monitor the closing bid price of its common stock and to evaluate available options to regain compliance with the minimum bid price requirement within the required time period. Actual results or developments may differ materially from those projected or implied in these forward-looking statements. More information about the risks and uncertainties faced by the Company is contained under the caption “Risk Factors” in the Company’s Quarterly Report on Form 10-Q filed with the SEC on November 12, 2025. You are cautioned not to place undue reliance on forward-looking statements which are current only as of the date hereof. Except as required by applicable law, the Company undertakes no obligation to revise or update any forward-looking statement, or to make any other forward-looking statements, whether as a result of new information, future events or otherwise.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 13, 2026	Talphera, Inc.

	By:	/s/ Raffi Asadorian
	Name:	Raffi Asadorian
	Title:	Chief Financial Officer